UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Act of 1934

Date of Report (Date of earliest event reported)         August 4, 2003

Commission File    #0-18018

NEW BEDFORD CAPACITOR INCORPORATED

(Exact name of registrant as specified in its charter)

formerly known as

AEROVOX INCORPORATED

Delaware	76-0254329
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

800 Purchase Street – Suite 450, New Bedford, MA	02740
(Address of principal executive offices)	(Zip Code)

(508) 992-5066

Registrant’s telephone number

ITEM 5.    OTHER EVENTS

On August 4, 2003, New Bedford Capacitor Inc., a debtor and debtor in possession, filed its Second Amended Disclosure Statement (the “Disclosure Statement”) for the Second Amended Liquidating Plan of Reorganization of New Bedford Capacitor, Inc., f/k/a Aerovox, Inc., dated August 4, 2003 (the “Plan”). Pursuant to an order of the Bankruptcy Court (“Court”) dated August 19, 2003 (the “Disclosure Statement Order”), the Disclosure Statement and certain related materials (collectively, the Solicitation Materials”) have been approved for solicitation of votes to accept or reject the Plan. In accordance with the Disclosure Statement Order, certain Solicitation Materials have been provided to all interested parties, including a copy of the Disclosure Statement and the Plan.

Exhibit 1 is the official notice of the deadline for casting votes for or against the Plan, the scheduled hearing to consider confirmation of the Plan, and other related matters.

ITEM 7.    EXHIBITS

(a)	Financial statements of business acquired. Not applicable.

(b)	Pro forma financial information. Not applicable.

(c)	Exhibits.

Exhibit No.	Description

1	Notice of (A) Deadline for Casting Votes to Accept or Reject Proposed Second Amended Liquidating Plan of Reorganization, (B) Hearing to Consider Confirmation of Proposed Second Amended Liquidating Plan of Reorganization, and (C) Related Matters

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorize;

NEW BEDFORD CAPACITOR INC.

DATE September 5, 2003	BY	/S/ F. RANDAL HUNT

F. Randal Hunt, Senior Vice President and Chief Financial Officer